LIMITED POWER OF ATTORNEY


	The undersigned hereby constitutes
and appoints each of Roland T. Kelly, Lloyd
H. Feller, Judith K. Otamura-Kester,
Robert D. Ming and Ashley B. Geller, each acting individually, as the undersigneds true and lawful attorney-in-fact and agent, with fullpower of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any Form 3, Form 4,Form 5, Schedule 13G,Schedule 13D or Form ID relating to beneficial ownership and changes in beneficial ownership of equity securities of
Jefferies Group, Inc.(the Company),
and any amendment thereto,and to file
the same, with all exhibits thereto and
other documents in connection therewith, with the Securities and Exchange
Commission,and submit copies thereof to any securities exchange or automated quotation system and to the Company, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall expire at such time as the undersigned ceases to be subject to filing requirements under Sections 13(d),
13(g),and 16(a) of the Securities
Exchange Act of 1934, as amended.

/s/ Michael T. O'Kane
Michael T. O'Kane

February  12, 2007